UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 4, 2015

GE Dealer Floorplan Master Note Trust

Central Index Key Number of Issuing Entity:

0001290200

CDF Funding, Inc.

Central Index Key Number of Depositor:

0001290205

GE Commercial Distribution Finance LLC

Central Index Key Number of Sponsor:

0001185251

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or Other Jurisdiction of Incorporation)

333-115582 333-115582-03 333-130782-02 333-130782 333-158937-01 333-158937 333-189041 333-189041-01	20-1060484 (CDF Funding, Inc.)
(Commission File Number)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192
(Address of Principal Executive Offices)	(Zip Code)

(847) 747-4043

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2015, the following material definitive agreement, which is filed as an exhibit to this Report, was entered into:

1.       Assignment and Assumption Agreement, dated as of December 4, 2015 (the “Servicer Performance Guaranty Assignment and Assumption Agreement”), between General Electric Company, as Assignor, and GE Capital Global Holdings, LLC, as Assignee, pursuant to which, effective as of 8:00 a.m. (New York time) on December 4, 2015, the Assignor assigned it role as “Servicer Performance Guarantor” under the Servicer Performance Guaranty, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Servicer Performance Guaranty”), to the Assignee and the Assignee accepted the role of “Servicer Performance Guarantor” under the Servicer Performance Guaranty.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Document Description
4.1	Servicer Performance Guaranty Assignment and Assumption Agreement.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC.
(Registrant)
Dated: December 7, 2015	By: /s/ John E. Peak
Name: John E. Peak
Title: Vice President

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